EXHIBIT 99.1

Merrimack Reports Full Year 2023 Financial Results

Cambridge, MA, March 7, 2024 /Business Wire/ – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK) (“Merrimack” or the “Company”) today announced its full year 2023 financial results for the period ended December 31, 2023.

“As Ipsen reported in February, the U.S. Food and Drug Administration has approved the supplemental new drug application for Onivyde® (irinotecan liposome injection) plus 5 fluorouracil/leucovorin and oxaliplatin (NALIRIFOX) as a first-line treatment for people living with metastatic pancreatic ductal adenocarcinoma (mPDAC)” said Gary Crocker, CEO and Chairman of Merrimack’s Board of Directors. “This approval triggers a $225 million payment which is due from Ipsen to Merrimack before the end of March. We expect to hold a special meeting of stockholders to approve a Plan of Dissolution and a liquidating dividend payable to stockholders. We currently anticipate the initial liquidating dividend to be in the range of between approximately $14.65 and $15.35 per share.”

Full Year 2023 Financial Results

Merrimack reported net loss of $1.2 million for the year ended December 31, 2023, or $0.08 per basic share, compared to a net loss of $1.5 million, or $0.11 per basic share, for the same period in 2022.

Merrimack reported a gain on sale of assets for the year ended December 31, 2023, of $0.1 million compared to $0.4 million for the same period in 2022.

General and administrative expenses for the year ended December 31, 2023 were $2.2 million, compared to $2.2 million for the same period in 2022.

As of December 31, 2023, Merrimack had cash, cash equivalents and short-term investments of $18.9 million, compared to $19.4 million as of December 31, 2022.

As of December 31, 2023, Merrimack had 14.4 million shares of common stock outstanding.

Updates on Programs Underlying Potential Milestone Payments and Planned Dissolution

On February 13, 2024, we announced that Ipsen S.A. announced it had received approval from the U.S. Food and Drug Administration, or FDA, to market ONIVYDE as a first-line treatment of metastatic adenocarcinoma on the pancreas. As a result of this approval by the FDA, we are entitled to receive a $225 million milestone payment from Ipsen, which is expected to be received by the end of March 2024.

Merrimack’s Board of Directors has evaluated the likelihood of receiving additional milestone payments under the Ipsen Agreement and from the 2019 Agreement with Elevation Oncology and has concluded that it is unlikely that any additional milestone payments from either agreement will become payable. The Plan of Dissolution will include establishment of a liquidating trust for the benefit of stockholders in the unlikely event that Merrimack might receive any future milestone payments from Ipsen or Elevation Technology.

About Merrimack

Merrimack Pharmaceuticals, Inc. is a biopharmaceutical company based in Cambridge, Massachusetts that is entitled to receive up to $450.0 million in contingent milestone payments related to its sale of Onivyde® to Ipsen S.A. in April 2017. $225 million of these potential milestone payments are tied to the first line metastatic pancreatic ductal adenocarcinoma potential indication and are expected to be received by the end of March. The remaining milestone payments consist of $150 million tied to the small cell lung cancer potential indication and $75 million is tied to other potential applications Ipsen may elect to pursue. These milestone payments would be payable by Ipsen upon approval by the U.S. Food and Drug Administration (“FDA”) of Onivyde for certain additional clinical indications. Merrimack’s agreement with Ipsen does not require Ipsen to provide Merrimack with any information on the progress of Onivyde clinical trials that is not publicly available. Merrimack is also entitled to receive up to $54.5 million in contingent milestone payments related to its sale of anti-HER3 programs to Elevation Oncology (formerly 14ner Oncology, Inc.) in July 2019.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, Merrimack’s rights to receive payments related to certain milestone events or whether such milestones will be achieved, if at all, the sufficiency of Merrimack’s cash resources and Merrimack’s strategic plan, including any potential distribution of additional cash to Merrimack’s shareholders. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) receiving the $225 million milestone payment from Ipsen which Ipsen is contractually obligated to pay based on receipt of the FDA approval for the supplemental new drug application for Onivyde (irinotecan liposome injection) plus 5 fluorouracil/leucovorin and oxaliplatin (NALIRIFOX), (ii) positive information about pre-clinical and early stage clinical trial results does not ensure that later stage or larger scale clinical trials will be successful (for example, Onivyde® may not demonstrate promising therapeutic effect or appropriate safety profiles in current or later stage or larger scale clinical trials as a result of known or as yet unanticipated side effects, (iii) the results achieved in later stage trials may not be sufficient to meet applicable regulatory standards or to justify further development; (iv) problems or delays may arise prior to the initiation of planned clinical trials, during clinical trials or in the course of developing, testing or manufacturing that could lead Ipsen and Elevation Oncology and their partners and collaborators to fail to initiate or to discontinue development; (v) even if later stage clinical trials are successful, unexpected concerns may arise from subsequent analysis of data or from additional data; (vi) obstacles may arise or issues may be identified in connection with review of clinical data with regulatory authorities; (vii) regulatory authorities may disagree with Ipsen and Elevation Oncology’s view of the data or require additional data or information or additional studies, (viii) in addition, the planned timing of initiation and completion of clinical trials based upon Onivyde and the anti-HER Program are subject to the ability of each of Ipsen and Elevation Oncology, respectively, to enroll patients, enter into agreements with clinical trial sites and investigators, and overcome technical hurdles and other issues related to the conduct of the trials for which each of them is responsible and, with regard to Elevation Technology, access to adequate capital to conduct such trials; (ix) each of Ipsen and Elevation Oncology are subject to the risk that they may not successfully commercialize these development programs; (x) Merrimack is also subject to the risk that it may not have funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements; (xi) press releases and other public statements by Ipsen and Elevation Oncology may contain forward-looking statements which may later prove to be inaccurate. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, any subsequent quarterly report on Form 10-Q filed by Merrimack and the other reports Merrimack files with the Securities and Exchange Commission.

Contact

Tim Surgenor

ir@merrimack.com